POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jessica Uhl his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all respective exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-6 has been signed below by the following persons in the following capacities and on the dates indicated.

Name	Title	Date

/s/ Charles O. Holliday	Chair	July 25, 2018
Charles O. Holliday

/s/ Gerard Kleisterlee	Deputy Chair and Senior Independent Director	July 25, 2018
Gerard Kleisterlee

/s/ Ben van Beurden	Chief Executive Officer (Principal Executive Officer)	July 25, 2018
Ben van Beurden

/s/ Ann Godbehere	Non-executive Director	July 25, 2018
Ann Godbehere

/s/ Euleen Goh	Non-executive Director	July 25, 2018
Euleen Goh

/s/ Catherine J. Hughes	Non-executive Director	July 25, 2018
Catherine J. Hughes

/s/ Roberto Setubal	Non-executive Director	July 25, 2018
Roberto Setubal

/s/ Sir Nigel Sheinwald GCMG	Non-executive Director	July 25, 2018
Sir Nigel Sheinwald GCMG

/s/ Linda G. Stuntz	Non-executive Director	July 25, 2018
Linda G. Stuntz

Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)
Jessica Uhl

/s/ Gerrit Zalm	Non-executive Director	July 25, 2018
Gerrit Zalm